Filed in the Office of	Business Number E39717832024-8
FVAguilar	Filing Number 20244109500
Secretary of State State Of Nevada	Filed On 6/6/2024 8:00:00 AM
	Number of Pages 6

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Curanex Pharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): E39717832024-8

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☒ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- x The entity name has been amended.
- x The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.s
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

See the attached Amended and Restated Articles

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] by Jun Liu — president
Signature of Officer or Authorized Signer — Title

X [signature] by Dian Ying Jing — Director and Secretary
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CURANEX PHARMACEUTICALS, INC.

Pursuant to Section 78.380 of the Nevada Revised Statutes, the undersigned officer of Curanex Pharmaceuticals, Inc., a Nevada corporation, does hereby certify as follows:

A. The original Articles of Incorporation of the corporation were filed on April 4, 2024, with the Secretary of State of the State of Nevada.

B. The board of directors of the corporation has duly adopted resolutions by unanimous written consent proposing to amend and restate the original Articles of Incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the corporation.

B. As of the date of the certificate, no voting stock of the corporation has been issued.

C. This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CURANEX PHARMACEUTICALS INC

ARTICLE I
NAME

The name of the corporation is Curanex Pharmaceuticals Inc (hereinafter, the "Corporation").

ARTICLE II
REGISTERED OFFICE

The initial office of the Corporation shall be 701 S. Carson Street. Suite 200, Carson City, NV 89701. The initial registered agent of the Corporation shall be Vcorp. Services, LLC. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
CAPITAL STOCK

Section 1. *Authorized Shares.* The aggregate number of shares that the Corporation shall have authority to issue is one hundred five hundred million (500,000,000) shares of capital stock, of which one four hundred seventy-five million (475,000,000) shares shall be designated as common stock, $0.0001 par value per share (the "Common Stock"), and of which twenty-five million (25,000,000) shares shall be designated as preferred stock, $0.0001 par value per share (the "Preferred Stock"). Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of the Corporation. The Common Stock shall not be entitled to cumulative voting rights. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

Section 2. *Preferred Stock.* The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the Nevada Revised Statutes.

ARTICLE IV
DIRECTORS AND OFFICERS

Section 1. *Number of Directors.* The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual. Provided that the Corporation has at least one (1) director, the number of directors may at any time or times be increased or decreased as provided in the bylaws of the Corporation.

Section 2. *Limitation of Liability.* The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the applicable provisions of the Nevada Revised Statutes. If such provisions of the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the applicable provisions of the Nevada Revised Statutes, as so amended from time to time.

Section 3. *Payment of Expenses.* In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VII hereof).

Section 4. *Repeal And Conflicts.* Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 2 and 3 above and any other Article of the Articles, the terms and provisions of Sections 2 or 3 above shall control.

ARTICLE V
TRANSACTIONS WITH STOCKHOLDERS

Section 1. *Control Share Acquisition Exemption.* The Corporation elects not to be governed by the provisions of the Nevada Revised Statutes 78.378 through 78.3793, inclusive, generally known as the "Control Share Acquisition Statute."

Section 2. *Combinations With Interested Stockholders.* The Corporation elects not to be governed by the provisions of the Nevada Revised Statutes 78.411 through 78.444, inclusive.

ARTICLE VI
BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to Section 78.120 of the Nevada Revised Statutes.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Curanex Pharmaceuticals, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file) E39717832024-8
2. Registered Agent Acceptance:	☒ Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) ☒ Appoints New Agent (complete section 5) ☐ Update Represented Entity Acting as Registered Agent (complete sections 5) ☐ Update Registered Agent Name (complete sections 4 & 5) ☐ Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)	The Crone Law Group, P.C. Name of Registered Agent OR Title of Office or Position with Entity 1 East Liberty, Suite 600 / Reno / Nevada / 89501 Street Address / City / Zip Code Nevada Mailing Address (if different from street address) / City / Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below) Vcorp Services, LLC Name of Registered Agent OR Title of Office or Position within Entity Nevada Street Address / City / Zip Code Nevada Mailing Address (if different from street address) / City / Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 06/05/2024 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date
8. Signature of Represented Entity: (Required)	X [signature] 06/05/2024 Authorized Signature On Behalf of the Entity / Date

FEE: $60.00

This form must be accompanied by appropriate fees.